Exhibit 99

KANA REPORTS RESULTS FOR THE QUARTER ENDED DECEMBER 31, 2003

Company Reports a 23% Increase in Revenues from the Prior Quarter

MENLO PARK, Calif. - January 22, 2004 - KANA® (NASDAQ: KANA), a leading provider of knowledge-powered customer service applications, today announced its results for the fourth quarter and year ended December 31, 2003.

Revenues were $17.0 million for the fourth quarter and $61.0 million for the year ended December 31, 2003.

Net loss on a GAAP (Generally Accepted Accounting Principles) basis was $3.4 million or $0.13 per share for the fourth quarter. Net loss on a GAAP basis includes $1.4 million of amortization of stock-based compensation, $1.7 million of restructuring costs related to excess leased facilities, and $500,000 of impairment of an investment in the fourth quarter. Net loss on a GAAP basis was $21.2 million or $0.88 per share for the year ended December 31, 2003.

During the quarter, KANA's customer engagements again involved its strategic partners Accenture, BearingPoint, IBM Business Consulting Services and BusinessEdge Solutions. In the fourth quarter the company closed several deals in its key vertical markets in excess of $1.0 million, including SBC Communications Inc.

KANA rounded out its multi-channel customer interaction suite in the fourth quarter with the execution of an agreement to acquire Hipbone, which provides an on-line assisted service offering. This acquisition is expected to close in February 2004. The integration of iCARE and Hipbone solutions will provide complete customer service and Web collaboration, a powerful combination that will enable Global 2000 companies to bring customer service to the next level.

"We are extremely pleased with our strong performance in Q4, closing out a year in which we hit many important milestones at KANA," said Chuck Bay, CEO of KANA. "The enhancements to our multi-channel product offering, the success of our systems integration and outsourced development partner programs and an absolute commitment to the satisfaction of our Global 2000 customer base, position us well as we enter 2004."

In addition to its product and customer success, KANA strengthened its balance sheet in the fourth quarter by raising $13.1 million through a public offering of 4,692,000 shares of common stock.

"During the fourth quarter, KANA made a number of significant and exciting advances in our financial position, including growing revenues and further strengthening our balance sheet," said John Huyett, executive vice president and CFO of KANA.

Fourth Quarter 2003 and Calendar Year 2003 Financial Highlights

Revenues:

In the fourth quarter of 2003, KANA reported net revenues of $17.0 million, representing a 23% increase over net revenues of $13.8 million for the third quarter of 2003.

License revenue grew 69% sequentially to $8.6 million in the fourth quarter, up from $5.1 million in the third quarter of 2003.

License revenue accounted for 51% of total revenue in the fourth quarter compared to 43% of total revenue for the year.

Annualized revenue per employee in the fourth quarter exceeded $300,000 for the first time in KANA's history.

Combined software license and maintenance revenue represented 93% of total revenues in the fourth quarter and the calendar year 2003.

North America was particularly strong in the fourth quarter, accounting for 86% of revenue in the quarter, compared to 73% for the year. The company booked three deals in excess of $1 million; all in North America. One new customer accounted for 20% and one existing customer accounted for 18% of total fourth quarter revenue. For the year, no customer accounted for more than 10% of total revenue.

Operating Results:

Gross margin was 80% in the fourth quarter compared to 79% for the year.

Sales, marketing, research and development, and general and administrative expenses totaled $13.3 million in the fourth quarter.

In the fourth quarter, sales and marketing expense was 41% of total revenue, research and development expense was 28% of revenue, and general and administrative expense was 9% of revenue.

During the fourth quarter the company reported $1.7 million in restructuring costs related to a change in evaluation of real estate market conditions in the United Kingdom, and changes in sublease estimates based on communication from current and potential subtenants in the United States.

Balance Sheet:

Cash and short-term investments were $33.0 million at December 31, 2003, up from $22.3 million at September 30, 2003.

Net accounts receivables were $7.9 million at December 31, 2003; representing days sales outstanding (DSO) of 42 days, up slightly from 40 days for the quarter ended September 30, 2003.

Working capital excluding deferred revenue at December 31, 2003 was $24.7 million.

Total deferred revenue at December 31, 2003, was $21.8 million.

Quarterly Conference Call

KANA Software, Inc. will hold its fourth quarter and year-end 2003 earnings conference call on Thursday, January 22, 2004 at 1:45 p.m. (PST) / 4:45 p.m. (EST). Investors are invited to listen to KANA's quarterly conference call on the investor relations section of the Web site at www.kana.com. A replay of the Web cast will also be available at www.kana.com for a week following the completion of the call.

About KANA

KANA (NASDAQ: KANA) provides knowledge-powered customer service applications enabling organizations to better service, market to, and understand their customers and partners. Optimized for specific vertical industries, KANA's iCARE applications are in use at more than half of the world's largest 100 companies. An award-winning, modular suite of eCRM applications available on J2EE and .Net, KANA iCARE applications enable customers to do business when, where and how they want, improving customer experiences while decreasing costs in contact centers and marketing departments. KANA's partner-centric business model includes strategic relationships with the largest systems integrators in the world to support and sell KANA iCARE. For more information visit www.kana.com.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA's forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements include statements about KANA's pending acquisition of Hipbone, long-term prospects, new business and market position. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward- looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to, competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA's products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; inability to obtain the anticipated benefits of the pending Hipbone acquisition and of KANA's ongoing arrangement to outsource development activities; KANA's history of losses; the effect of potential terrorist activities; and uncertain economic conditions, particularly as they affect spending by our prospective customers on eCRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA's filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

# # #

NOTE: KANA is a registered trademark, and KANA Software, KANA iCARE, KANA Knowledge, KANA IQ, KANA ResponseIQ, KANA Response, KANA Marketing, KANA iCARE Analytics and the KANA logo are trademarks of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

KANA SOFTWARE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

                                                         December 31, December 31,
                                                             2003         2002
                                                         -----------  -----------
ASSETS
Current assets:
 Cash and short-term investments....................... $    32,956  $    32,498
 Accounts receivable, net..............................       7,908       10,269
 Prepaid expenses and other current assets.............       3,527        3,184
                                                         -----------  -----------
   Total current assets................................      44,391       45,951
Restricted cash........................................         461          448
Property and equipment, net............................      15,435       22,293
Intangible assets, principally goodwill................       7,448        8,901
Other assets...........................................       2,143        2,957
                                                         -----------  -----------
    Total assets....................................... $    69,878  $    80,550
                                                         ===========  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable......................................... $     3,427  $     3,469
 Accounts payable......................................       2,238        3,908
 Accrued liabilities...................................      10,678       13,881
 Accrued restructuring costs...........................       3,336        2,834
 Deferred revenue......................................      20,544       26,392
                                                         -----------  -----------
  Total current liabilities............................      40,223       50,484
Deferred revenue, less current portion.................       1,265           --
Accrued restructuring, less current portion............       6,858        8,114
                                                         -----------  -----------
    Total liabilities..................................      48,346       58,598
Total stockholders' equity.............................      21,532       21,952
                                                         -----------  -----------
    Total liabilities and stockholders' equity......... $    69,878  $    80,550
                                                         ===========  ===========

KANA SOFTWARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

                                                         Three Months Ended        Year Ended
                                                             December 31,          December 31,
                                                        --------------------  --------------------
                                                           2003       2002       2003       2002
                                                        ---------  ---------  ---------  ---------
Revenues:
   License............................................ $   8,611  $   9,308  $  26,228  $  41,530
   Maintenance........................................     7,268      7,809     30,568     30,822
   Professional services..............................     1,130      1,613      4,210      6,738
                                                        ---------  ---------  ---------  ---------
Total revenues........................................    17,009     18,730     61,006     79,090
                                                        ---------  ---------  ---------  ---------
Cost of revenues:
   License............................................     1,122        833      3,125      3,402
   Maintenance........................................     1,159      1,137      5,311      4,510
   Professional services..............................     1,092      1,553      4,391     24,740
                                                        ---------  ---------  ---------  ---------
Total cost of revenues................................     3,373      3,523     12,827     32,652
                                                        ---------  ---------  ---------  ---------
Gross profit .........................................    13,636     15,207     48,179     46,438
                                                        ---------  ---------  ---------  ---------
Operating expenses:
   Sales and marketing................................     7,011      7,991     29,189     37,423
   Research and development...........................     4,696      6,394     21,437     25,933
   General and administrative.........................     1,551      2,992      9,073     13,053
   Amortization of intangible assets and
     stock-based compensation.........................     1,425      2,941      7,323     21,420
   Restructuring costs................................     1,704     (5,086)     1,704     (5,086)
   Goodwill impairment................................        --         --         --     55,000
                                                        ---------  ---------  ---------  ---------
Total operating expenses..............................    16,387     15,232     68,726    147,743
                                                        ---------  ---------  ---------  ---------
Operating loss........................................    (2,751)       (25)   (20,547)  (101,305)
Other income, net.....................................        74        143        186        913
Income tax expense....................................      (189)        --       (318)        --
                                                        ---------  ---------  ---------  ---------
Income (loss) from continuing operations..............    (2,866)       118    (20,679)  (100,392)
Gain on disposal of discontinued operation............        --         --         --        381
Impairment of investment..............................      (500)        --       (500)        --
Cumulative effect of accounting change related
  to the elimination of negative goodwill.............        --         --         --      3,901
                                                        ---------  ---------  ---------  ---------
Net income (loss)..................................... $  (3,366) $     118  $ (21,179) $ (96,110)
                                                        =========  =========  =========  =========
Basic and diluted net loss per share:
  Income (loss) from continuing operations............ $   (0.11) $    0.01  $   (0.86) $   (4.48)
  Gain on disposal of discontinued operation..........        --         --         --       0.02
  Impairment of investment............................     (0.02)        --      (0.02)        --
  Cumulative effect of accounting change..............        --         --         --       0.17
                                                        ---------  ---------  ---------  ---------
  Net income (loss)................................... $   (0.13) $    0.01  $   (0.88) $   (4.29)
                                                        =========  =========  =========  =========

Shares used in computing basic
  and diluted net income (loss) per share.............    26,405     22,898     24,031     22,403

Contact:

KANA
Jessica Hohn, 508/598-3356
jhohn@kana.com
or
PAN Communications
kana@pancomm.com
or
Market Street Partners
Carolyn Bass, 415/321-2444
carolyn@marketstreetpartners.com